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EXHIBIT 21

                EXTENDICARE HEALTH SERVICES, INC. & SUBSIDIARIES

Adult Services Unlimited, Inc
ALC Indiana, Inc.
ALC Iowa, Inc.
ALC McKinney Partners, LP
ALC Nebraska, Inc.

ALC Nevada McKinney, Inc.
ALC Nevada Paris, Inc.
ALC Nevada Plano, Inc.
ALC Ohio, Inc.
ALC Paris Partners, LP

ALC Plano Partners, LP
ALC Properties, Inc.
ALC Properties II, Inc.
ALC Texas McKinney, Inc.
ALC Texas Paris, Inc.

ALC Texas Plano, Inc.
ALF Partners, LP
Alpine Health & Rehabilitation Center, LLC
Arbors At Bayonet Point, LLC
Arbors At Fairlawn Care, LLC

Arbors At Fairlawn Realty OH, LLC
Arbors At Sylvania Care, LLC
Arbors At Sylvania Realty OH, LLC
Arbors At Tampa, LLC
Arbors At Toledo, Inc

Arbors East, Inc
Arbors West Care, LLC
Arbors West Realty OH, LLC
Assisted Living Concepts, Inc.
Assisted Living Concepts Services, Inc.

Blanchester Care, LLC
Canton Care, LLC
Carriage House Assisted Living, Inc.
Colonial Care, LLC
Columbus Rehabilitation Realty OH, LLC

Columbus Rehabilitation Care, LLC
Concordia Manor, LLC
Dayton Care, LLC Delaware Care, LLC
DMG Nevada ALC, Inc.

DMG New Jersey ALC, Inc.
DMG Oregon ALC, Inc.
DMG Texas ALC, Inc.
DMG Texas ALC Partners, LP
Extendicare Great Trail, Inc

                                       155

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Extendicare Health Facilities, Inc
Extendicare Health Facility Holdings, Inc
Extendicare Health Network, Inc
Extendicare Health Services, Inc
Extendicare Homes, Inc.

Extendicare of Indiana, Inc.
Fir Lane Terrace Convalescent Center, Inc
First Coast Health & Rehab Center, LLC
Fiscal Services Group, LLC
Gallipolis Care, LLC

Great Trail Care, LLC
Greenbriar Care, LLC
Greenbrook Care, LLC
Health Poconos, Inc
Heritage Care, LLC

Hilliard Care, LLC
Home and Community Care, Inc.
Indiana Health & Rehabilitation Centers Partnership
Jackson Heights Rehab Center, LLC
Jacksonville Care, LLC

Kaufman Street, WV, LLC
Kissimmee Care, LLC
Lady Lake Care, LLC
London Care, LLC
Marietta Care, LLC

Marshall Properties, Inc
Milford Care, LLC
Nevada ALC, Inc.
Nevada ALC II, Inc.
Nevada ALF, Inc.

New Castle Care, LLC
New Horizon Care, LLC
North Rehabilitation Care, LLC
Northern Health Facilities, Inc.
Orange Park Care, LLC

Oregon Care, LLC
Pacesetter Hospice, Inc.
Palm Court Care, LLC
Partners Health Group - Florida, LLC
Partners Health Group - Louisiana, LLC

Partners Health Group - Texas, LLC
Partners Health Group, LLC
Port Charlotte Care, LLC
Prairie Village Care, LLC
Prime Home Care, Inc.

                                       156

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Richey Manor, LLC
Rockledge Care, LLC
Rockmill Care, LLC
Rocksprings Care, LLC
Safety Harbor Care, LLC

Sarasota Care, LLC
Scott Villa Care, LLC
Seminole Care, LLC
South Heritage Health & Rehabilitation Center, LLC
Star Purchasing Services, LLC

Swiss Villa Care, LLC
Texas ALC, Inc.
Texas ALC II, Inc.
Texas ALC Partners, LP
Texas ALC Partners II, LP

Texas ALF, Inc.
The Oaks Residential & Rehabilitation Center, LLC
The Progressive Step Corporation
Treasure Isle Care Center, LLC
Waterville Care, LLC

Winter Haven Care, LLC
Winter Haven Health & Rehabilitation Center, LLC
Woodcrest Manor, LLC
Woodsfield Care, LLC

                                      157